EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

$5,000,000	Original Issue Date: September 19, 2023

EMPIRE NORTH DAKOTA LLC
AMENDED AND RESTATED PROMISSORY NOTE DUE DECEMBER 31, 2024

THIS NOTE of Empire North Dakota LLC, a Delaware limited liability company (the “Company”), dated September 19, 2023 (the “Original Issue Date”) is designated as Amended and Restated Promissory Note due December 31, 2024, in the original aggregate principal amount of Five Million Dollars ($5,000,000) (this “Note”). This Note supersedes and replaces that certain Promissory Note due October 31, 2023, in the original aggregate principal amount of Five Million Dollars ($5,000,000), issued by the Company to the Investor (as defined below).

FOR VALUE RECEIVED, the Company promises to pay to the order of Energy Evolution Master Fund, Ltd. or registered assigns (the “Investor”), the principal sum of Five Million Dollars ($5,000,000), plus any and all interest accrued thereon, in cash on December 31, 2024 (the “Maturity Date”). This Note is subject to the following additional provisions:

1.             Interest. The outstanding principal amount of this Note shall accrue interest at the rate of 7% per annum until the Maturity Date. After the Maturity Date, any principal balance of the Note remaining unpaid shall bear interest at the rate of 9% per annum. Accrued interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date and be compounded monthly on the first (1st) day of each calendar month. Interest payments shall be paid in shares of Empire Common Stock (as defined below) (“Interest Shares”) on each of the following dates (or if any such date is not a Business Day, the next following Business Day) (each, an “Interest Payment Date”), except upon the occurrence (and during the continuance) of an Event of Default, in which case interest will accrue and be paid in cash on demand:

(a)             November 16, 2023;

(b)             December 31, 2023;

(c)             March 31, 2024;

(d)             June 30, 2024;

(e)             September 30, 2024; and

(f)              December 31, 2024.

2.             Interest Shares. The number of Interest Shares to be issued to the Investor on each Interest Payment Date shall be calculated as follows:

IS = AI / 5WVAP;

where

IS = number of Interest Shares (rounded up to the next whole number if a fraction);

AI = aggregate amount of accrued and unpaid interest on the Interest Payment Date; and

5VWAP = average Daily VWAP for the five (5) Trading Days preceding the Interest Payment Date.

3.             Certain Defined Terms.

(a)             “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is closed.

(b)             “Close of Business” means 5:00 p.m., New York City time.

(c)             “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Empire Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Empire Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(d)             “Empire Common Stock” means the common stock, $0.001 par value per share, of Empire Petroleum Corporation.

(e)             “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

(f)              “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Empire Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Empire Common Stock or in any options contracts or futures contracts traded on such exchange or market relating to the Empire Common Stock.

(g)            “Trading Day” means any day on which (i) trading in the Empire Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Empire Common Stock is then listed or, if the Empire Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Empire Common Stock is then traded; and (ii) there is no Market Disruption Event. If the Empire Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

4.            Timing; Status of Interest Shares; Listing. The Company will deliver the Interest Shares due to the Investor on or before the second (2nd) Business Day immediately after the date such interest is due. Each Interest Share delivered upon payment of interest will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Investor). If the Empire Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Interest Share, when issued, to be admitted for listing on such exchange or quotation on such system. Any Interest Shares will be restricted securities and issued in the form of book-entries with the Company’s transfer agent. The person in whose name any Interest Shares are issuable will be deemed to become the holder of record of such Interest Shares as of the Close of Business on the date such interest is due, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such Interest Shares. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Interest Shares.

5.             Registration of the Note. The Company shall register the Note upon records maintained by the Company for that purpose (the “Note Register”) in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any payment of principal hereof or interest hereon and for all other purposes, absent actual notice to the contrary from such record Investor.

6.             Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. The Company agrees that its prior consent is not required for the transfer of any portion of this Note.

7.             Ranking.

(a)             For purposes of this Agreement, “Debt” means, without duplication, (i) all obligations of the Company for money borrowed or with respect to deposits or advances of any kind, (ii) all obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of the Company upon which interest charges are customarily paid, (iv) all obligations of the Company under conditional sale or other title retention agreements relating to property or assets purchased by the Company, and (v) all obligations of the Company issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business and no more than ninety (90) days past the date of the invoice therefor).

(b)             This Note ranks pari passu with all other notes similar to this Note now or hereafter issued, but is junior to all existing or hereafter created secured Debt of the Company established pursuant to that certain Senior Revolver Loan Agreement dated as of September 20, 2018, as amended, and related security documentation (collectively, the “Senior Secured Revolver”) by and among CrossFirst Bank, as lender, and Empire Louisiana LLC, a Delaware limited liability company, and the Company, as borrowers. This Note is senior in all respects to all hereafter created unsecured Debt of the Company. The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any unsecured Debt of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company’s obligations under this Note. If the Senior Secured Revolver is terminated for any reason, the Company will not directly or indirectly, enter into, create, incur, assume or suffer to exist any secured Debt of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without the prior written consent of the Investor.

8.             Prepayment. The outstanding principal amount of this Note may be prepaid at any time or from time to time, in each case together with all accrued and unpaid interest on the amount prepaid, without the consent of the Investor without penalty, provided, however, Borrower must provide the Investor at least five (5) calendar days’ prior written notice of any such prepayment.

9.             Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail specified in this Section prior to 6:30 p.m. (New York City time) on Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, Empire North Dakota LLC, 2200 S. Utica Place, Suite 150, Tulsa Oklahoma 74114, Attention: Chief Executive Officer and President, E-mail: mike@empirepetrocorp.com; and (ii) if to the Investor, to the address or e-mail appearing on the shareholder records of Empire Petroleum Corporation or such other address or e-mail as the Investor may provide to the Company in accordance with this Section.

10.           Miscellaneous.

(a)            This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. The Company may not assign any of its rights or obligations hereunder to any other person with the prior written consent of the Investor, which may be given or withheld in its sole discretion.

(b)            Subject to Section 8(a) above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy, or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c)             All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”). The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

(d)             The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)             In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)              No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)             To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take, the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any

Investor in order to enforce any right or remedy under the Note. Notwithstanding any provision to the contrary contained in the Note, it is expressly agreed and provided that the total liability of the Company under the Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Note, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Empire North Dakota LLC

By: /s/ Michael R. Morrisett

Name: Michael R. Morrisett

Title:   President and CEO

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